PRICING SUPPLEMENT NO. 80                                         Rule 424(b)(3)
DATED:  November 13, 2001                                     File No. 333-52902
(To Prospectus dated January 11, 2001,
and Prospectus Supplement dated January 11, 2001)


                                 $9,015,893,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B


Principal Amount: $70,000,000      Floating Rate Notes [x]    Book Entry Notes   [x]

Original Issue Date: 11/16/2001    Fixed Rate Notes    [ ]    Certificated Notes [ ]

Maturity Date: 11/15/2002          CUSIP#: 073928VP5

Option to Extend Maturity:         No    [x]
                                   Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------      -----------

        N/A                  N/A                 N/A                 N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                    Maximum Interest Rate:  N/A

[ ]  Commercial Paper Rate              Minimum Interest Rate:  N/A

[ ]  Federal Funds Effective Rate

[ ]  Federal Funds Open Rate            Interest Reset Date(s):  Daily

[ ]  Treasury Rate                      Interest Reset Period:  Daily

[ ]  LIBOR Reuters                      Interest Payment Date(s):  *

[ ]  LIBOR Telerate

[X]   Prime Rate +

[ ]  CMT Rate

Initial Interest Rate:  2.11%           Interest Payment Period:  Quarterly

Index Maturity:  N/A

Spread (plus or minus):  -2.89%

+    Prime Rate as reported on Telerate Page 5 under the heading "Bank
     Rates/Prime ".

*    2/18/02, 5/16/02, 8/16/02 and 11/15/02

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.